EXHIBIT 10.6

                              DATED 31 October 1996

                            DEED OF COUNTER-INDEMNITY






CAPITAL MEDIA (UK) LIMITED                                (1)

UNIVERSAL INDEPENDENT
HOLDINGS LIMITED                                          (2)



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         DATE

               31 October 1996

         PARTIES

(1) CAPITAL MEDIA (UK) LIMITED, a company incorporated in England and Wales with registered number 3025201, whose registered office is at 25 James Street, London W1M 5HY (the "Indemnifier"); and

(2) UNIVERSAL INDEPENDENT HOLDINGS LIMITED of PO Box 438 Tropic Isle Building Wickhams Cay Road Town Tortola British Virgin Islands (the Beneficiary").

         INTRODUCTION

         At the request of the Indemnifier, the Beneficiary procured the Bank Guarantee, but on the condition that the Indemnifier procured the release of the Beneficiary from the Obligations by June 1996. The Beneficiary has agreed to continue to maintain the Bank Guarantee and be liable in respect of the Obligations, subject to the Indemnifier providing this Counter-Indemnity and supporting security required by the Beneficiary.

         OPERATIVE PROVISIONS

1        DEFINITIONS

         The following definitions apply throughout this Counter-Indemnity, unless the context requires otherwise:

         Bank Guarantee                     the guarantee dated 8
                                            December 1995 from Merrill Lynch in
                                            favour of PTT Telecom BV for an
                                            initial amount of ECU 2,000,000

         Deposit                            any deposit(s) of up to ECU
                                            2,000,000 deposited by the
                                            Beneficiary with Merrill Lynch
                                            acting through any of its branches
                                            worlwide as security for and as a
                                            condition to Merrill Lynch issuing
                                            the Bank Guarantee

         Merrill Lynch                      Merrill Lynch International
                                            Bank Limited

         Obligations                        all monies and liabilities now or at
                                            any time after the date of this
                                            Counter-Indemnity becoming due,
                                            owing, or incurred by the
                                            Beneficiary to Merrill Lynch,
                                            whether pursuant to an indemnity,
                                            guarantee or otherwise, whether
                                            actual or contingent, present or
                                            future, in connection with the
                                            Beneficiary procuring the Bank
                                            Guarantee, including without
                                            prejudice to the generality of the
                                            foregoing, the loss of all or any
                                            part of the Deposit as a result of
                                            Merrill Lynch making a payment under
                                            the Bank Guarantee

         Stipulated Rate                    in relation to any sum not paid
                                            when due, or (in the case of sums
                                            payable on demand) when demanded,


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                                            the rate per annum which is two per
                                            cent (2%) above the base rate of
                                            Barclays Bank PLC from time to time
                                            calculated on a day to day basis
                                            including the date of default but
                                            excluding the date of payment

         Taxes includes all present and future income and other taxes, deductions and withholdings whatsoever, together with interest and penalties thereon

2        INTERPRETATION

2.1 The headings in this Counter-Indemnity are for convenience and are to be ignored in construing this Counter-Indemnity.

2.2      Words importing the singular include the plural, and vice versa.

2.3 References to laws and regulations include amendments and re-enactments.

2.4 References in this Counter-Indemnity to it or another document shall be construed as a reference to this Counter-Indemnity, or the other document, as from time to time novated, amended, varied or supplemented.

3        INDEMNITY AND FEES

3.1 In consideration of the Beneficiary procuring the Bank Guarantee and continuing to maintain the Bank Guarantee at the request of the Indemnifier, the Indemnifier shall indemnify the Beneficiary and keep the Beneficiary indemnified against all demands, claims, liabilities, losses, costs and expenses whatsoever (including the loss of any part of any Deposit and all legal and other costs, charges and expenses the Beneficiary may incur in connection with the Obligations, or in enforcing, or attempting to enforce, the Beneficiary's rights under this Counter-Indemnity) arising in relation to or out of, or as the result of the Beneficiary having undertaken the Obligations and/or procuring the Bank Guarantee.

3.2 The Indemnifier irrevocably authorise the Beneficiary to make any payments or comply with any demands which appear or purport to be claimed or made by Merrill Lynch in connection with the Bank Guarantee and/or in respect of the Obligations, without any reference to or further authority from the Indemnifier, without enquiry into the justification therefor or the validity, genuineness or accuracy of any statement or certificate received by the Beneficiary with respect to or under the Bank Guarantee and/or the Obligations and despite any contestation on the part of the Indemnifier, and the Indemnifier agrees that any such claim or demand shall be binding on the Indemnifier and shall, as between the Indemnifier and the Beneficiary be accepted by the Indemnifier as conclusive evidence that the Beneficiary was liable to pay or comply with the same.

3.3. The liabilities and obligations of the Indemnifier under this Counter-Indemnity shall remain in force notwithstanding any act, omission, event or matter whatsoever, except subject to clause 3.4, an absolute discharge or release of the Indemnifier signed by the Beneficiary.

3.4 Any discharge, release, composition or arrangement which the Indemnifier may effect with the Beneficiary shall be deemed to be made subject to the condition that it will be void if payment or security which the Beneficiary may previously have

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         received or may later receive under this Counter-Indemnity is set aside under any applicable law or proves to have been for any reason invalid.

3.5 Without prejudice to clauses 3.3 and 3.4, none of the liabilities or obligations of the Indemnifier under this Counter-Indemnity shall be impaired by:-

         (a) the Indemnifier or the Beneficiary granting any time or any indulgence whatsoever or making any settlement, composition or arrangement with Merrill Lynch or any other person;

         (b) the Indemnifier or the Beneficiary asserting, failing or neglecting to assert or delaying in asserting, or waiving any of their rights or remedies arising under the Bank Guarantee, this Counter-Indemnity, in respect of the Obligations or otherwise;

         (c) the Beneficiary, with or without the Indemnifier's consent, making any variation to the Bank Guarantee, the terms of the Deposit or any Obligations.

3.6 On or before 31 December 1997, the Indemnifier shall procure that all the Obligations shall be released and the Deposit released to the Beneficiary. This Counter-Indemnity shall remain in force notwithstanding compliance by the Indemnifier with the terms of this clause 3.6.

4        PAYMENTS

4.1 All payments to be made by the Indemnifier under this Deed shall be made to the Beneficiary:

         (a) in cleared funds in the currency or currencies in which the Obligations are from time to time denominated;

         (b) without set-off or counterclaim and free and clear of any Taxes and without any deduction or withholding whatsoever, except any deduction or withholding which is required by law; and

         (c) to such account and otherwise in such manner as the Beneficiary may require.

4.2 If any such payment is subject to any Taxes or other deduction or withholding the Indemnifier shall pay to the Beneficiary such additional amounts as the Beneficiary may certify as necessary to enable the Beneficiary to receive a net amount, after payment of such Taxes or other deduction or withholding, equal to the full amount which the Beneficiary would have received had such payment not been subject to such Taxes or other deduction or withholding.

4.3 The Indemnifier shall within (30) thirty days provide the Beneficiary with evidence and other appropriate documentation of payment of any Taxes.

4.4 If the Indemnifier fails to pay any amount to the Beneficiary upon demand in accordance with clause 3.1, the Indemnifier shall pay interest on the amount from time of the demand up to the time of actual payment (as well after as before judgement) at the Stipulated Rate.

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5        RIGHTS CUMULATIVE, WAIVER

5.1      The rights of the Beneficiary under this Counter-Indemnity:

         (a) are cumulative and are in addition to their rights under the general law;

         (b)      may be exercised as often as they consider appropriate; and

         (c)      may be waived only expressly in writing.

5.2 Any failure or delay in the exercise of any such rights shall not be treated as a waiver.

6        SEVERANCE

         Each of the provisions of this Counter-Indemnity is severable and distinct from the others. If one or more provision is or becomes invalid, illegal or unenforceable, then this shall not affect the validity, legality and enforceability of the remaining provisions.

7        ASSIGNMENT

7.1 This Deed shall be binding upon the Indemnifier and its successors and assigns and enure to the benefit of the Beneficiary and its successors and assigns, but the Indemnifier may not assign all or any of its rights under this Counter-Indemnity.

7.2 The Beneficiary may assign all or any of its rights under this Counter-Indemnity to any person.

7.3 The Beneficiary are hereby authorised to disclose to any proposed assignee, transferee or sub-participant such information in their possession concerning the Indemnifier as the Beneficiary deems fit.

8        COMMUNICATIONS

8.1 Any demand, consent, record, election, certificate or notice required or permitted to be given under this Counter-Indemnity shall be in writing and sent by registered or recorded delivery post or facsimile, or delivered by hand, addressed to the relevant party at the address or the facsimile number set out in this Counter-Indemnity or in either case to such other person or address or facsimile number as any party shall by not less than five (5) business days' written notice have advised the others in writing. Any such demand, consent, record, election, certificate or notice shall be deemed (if given as aforesaid) to have been received by the party to whom it is addressed:

         (a) two (2) business days after posting in the case of despatch by post as aforesaid; or

         (b) if sent by facsimile, on the business day on which it was transmitted if transmission takes place during normal business hours otherwise it is deemed to be received when normal business hours next commence; or

         (c)      on delivery if delivered by hand.

8.2      In this Clause:

         (a) "normal business hours" are 9.30 am to 5.30 pm on a business day; and

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         (b)      "business days" are days (not being Saturdays or Sundays or public holidays) on which banks are open for business in London.

9        GOVERNING LAW

         This Deed shall be governed by and construed in accordance with English law, and the parties irrevocably submit to the exclusive jurisdiction of the English courts.

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ATTESTATIONS

EXECUTED and DELIVERED as a Deed            )
by CAPITAL MEDIA (UK) LIMITED               )
acting by two directors/a director          )
and its secretary:                          )


                         Director                 /s/ BARRY LLEWELLYN
                                                  -----------------------

                         Director/Secretary       /s/ CHARLES KOPPEL


EXECUTED as a Deed on behalf of             )
UNIVERSAL INDEPENDENT                       )
HOLDINGS LIMITED incorporated in            )
the British Virgin Islands                  )
by                                          )     /s/
and                                         )     /s/
being a person/persons who in               )
accordance with the laws of that            )
territory is/are empowered to sign the      )
document on behalf of the Company           )


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